Exhibit 10.9

DEED OF LEASE

THIS DEED OF LEASE is entered into as of the 13th day of October, 2017 (the “Effective Date”), between P6/Griffith 8609 Westwood LLC, a Massachusetts limited liability company (hereinafter called “Landlord”), and Urgent.ly Inc., a Delaware corporation (hereinafter called “Tenant”).

1. DEFINITIONS.

(a) “Basic Cost”: The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

Such costs shall include, by way of example rather than of limitation, (i) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (ii) costs of providing elevator, janitorial, trash, snow removal service, restriping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and cost of maintaining grounds, common areas, signage, and mechanical systems, sanitary sewer and drainage of the Building and the Land; (iii) all other costs of maintaining and repairing any or all of the Building or Land; (iv) all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (v) charges or fees for any necessary governmental permits and licenses; (vi) management fees (not to exceed 3% of gross revenues from the Building), overhead and expenses reasonably related to management of the Building (including salaries for personnel directly or indirectly responsible for management and operation of the Building); (vii) premiums and payment of deductibles for hazard, liability, workmen’s compensation or similar insurance upon any or all of the Building and the Land; (viii) costs arising under service contracts with independent contractors; (ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land; and (x) amortization of the cost of capital items incurred with respect to the ownership, operation, maintenance and repair of the Building and Land, including, without limitation, repairs, alterations, installations, improvements and additions required pursuant to applicable laws and regulations or by any governmental or quasi-governmental authority, agency, bureau, board or department having jurisdiction. All such costs shall be determined and amortized over the reasonable life of the capital investment items, determined by Landlord in accordance with general accepted accounting principles, and including a cost of capital funds adjustment equal to twelve percent (12%) per year on the unamortized portions of such costs. The amount of such amortization allocable to each given year shall be included in Basic Cost for such year.

The foregoing notwithstanding, Basic Cost will not include: (i) principal or interest payments on any mortgage, deed of trust or ground lease; (ii) costs incurred in connection with leasing space in the Building, including: legal fees and expenses, space planning and construction expenses, and brokerage / leasing commissions; (iii) depreciation of the Building except as specified above; (iv) the costs of special services or utilities separately charged to particular tenants of the Building; (v) capital expenditures and repairs to structural elements of the Building (including, but not limited to: foundations, roof, exterior structural walls, and other load-bearing elements of the Building), except those capital expenditures which are made (a) with the reasonable purpose of reducing operating expenses for the Building, or (b) to comply with laws, codes, etc. which are first applicable after the Commencement Date; (vi) advertising expenses; and (vii) salaries, wages, or other compensation paid to officers or executives of Landlord (or employees of Landlord’s property management firm).

In determining Basic Cost, where less than 95% of the Building’s rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

(b) “Basic Rental”: Payable in equal monthly installments of Ten Thousand Five Hundred Eighty-three and 21/100 Dollars ($10,583.21), subject to adjustment as herein provided.

(c) “Base Year Real Estate Taxes”: The Real Estate Taxes payable in calendar year 2017.

(d) “Base Year Stop”: The Basic Cost incurred during the calendar year 2017.

(e) “Building”: The office building which has been constructed on land located at 8609 Westwood Center Drive, Vienna, Virginia, and containing approximately 157,700 rentable square feet of space.

(f) “Commencement Date” The earlier of: (i) the date on which Tenant occupies the Premises for the purpose of conducting its business therefrom; or (ii) November 1, 2017.

(g) “Event of Default”: As defined in Section 20 of this Lease.

(h) “Land”: The entire tract of land on which the Building is located.

(i) “Lease Term”: The period commencing on the Commencement Date and continuing for three (3) years and three (3) months thereafter; provided, however, if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which the Commencement Date occurs.

(j) “Permitted Use”: General business office purposes, including, but not limited to, related administrative marketing and sales support services, together with the operation, installation and maintenance of computer, Internet and telecommunications equipment (subject to Landlord’s reasonable approval) and for no other purpose, subject to the provisions of Section 9.

(k) “Premises”: Suite No. 400-C in the Building, generally outlined on the floor plan attached hereto as Exhibit A and consisting of approximately Three Thousand Seven Hundred Ninety-one (3,791) rentable square feet.

(l) “Rules and Regulations”: The Landlord’s rules and regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as Exhibit C.

(m) “Security Deposit”: $10,583.21.

(n) Intentionally Omitted.

(o) “Tenant’s Proportionate Share for Basic Cost”: 2.40%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet of office space in the Building.

(p) “Tenant’s Proportionate Share for Real Estate Taxes”: 2.40%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

(q) “Landlord’s Address for Payments”: All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord, and sent to the following address: P6/Griffith 8609 Westwood LLC, PO Box 71238, Philadelphia, PA 19176.

(r) “Tenant’s Permit Allotment”: Twelve (12) monthly parking permits (based on 3.2 spaces per 1,000 rentable square feet leased). Subject to availability, Tenant may purchase additional parking permits for $35.00 per space per month.

2. LEASE TERM .

(a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plan attached hereto as Exhibit A, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, on the last day of the Lease Term, unless sooner terminated as herein provided.

(b) If the Landlord shall be unable to tender possession of the Premises on the anticipated Commencement Date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to provide plans or otherwise perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord’s ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

(c) By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended. Within three (3) business days of delivery of the Premises to Tenant by Landlord, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as Exhibit B, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder.

(d) Notwithstanding the foregoing, Tenant shall be permitted to enter the Premises on the Effective Date to install telephone lines, equipment, computer lines and to move in furniture and other personal property; provided, however, that (i) Tenant shall not interfere with any work Landlord is performing in the Premises, (ii) all provisions of this Lease (except for the payment of Rent) shall apply to such early entry, and (iii) all property placed in the Premises by Tenant shall remain there at Tenant’s sole risk.

3. BASIC RENTAL.

(a) Subject to the rental abatement as herein provided, commencing on the Commencement Date, Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, counterclaim, abatement or set-off, for each month of the entire Lease Term. The first monthly installment of Basic Rental payable hereunder shall be due and payable upon execution of this Lease. The Basic Rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term for which Basic Rental is payable hereunder and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month for which Basic Rental is payable hereunder shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid. Notwithstanding the foregoing, so long as Tenant is not then in default hereunder, beyond any applicable notice and cure period, Landlord agrees to abate the Basic Rental otherwise payable for each of the first three (3) months following the Commencement Date. Notwithstanding anything to the contrary contained herein, if Tenant fails to timely pay, which shall include any required notice period, any two (2) installments of rent within a six-month period, Landlord at its sole option may 1) require Tenant to make all future payments on or before the due date in cash or by cashier’s check or money order, and the delivery of Tenant’s personal or corporate check shall no longer constitute payment thereof, or 2) Landlord may require that Tenant deposit an additional Security Deposit equal to one month’s rent, from which Landlord, at his or her sole discretion, may satisfy any future payments to be made by Tenant, and Tenant shall be required to maintain such additional Security Deposit levels throughout the remaining Lease Term as described in Section 5 herein, in which event Tenant shall have 5 business days to deposit such additional Security Deposit as required above.

(b) In the event that any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof are not received on or before the first (1st) day of the month in which such installment is due, or any other sum hereunder within ten (10) days after accrual or billing therefor, there shall be added to such unpaid amount a late charge of the greater of $250.00 or five percent (5%) of the installment or amount due in order to compensate Landlord for the extra administrative expense thereby incurred. Landlord will waive the late charge once in each Lease Year, provided Tenant makes any such installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord within two (2) business days of tenant’s receipt of notice of such non-payment, After twenty (20) days have elapsed from the date of accrual or billing, the total amount due shall bear interest at 12% per annum, commencing from the 21st day until the date payment is made in full..

(c) All payments due hereunder, including payment of the security deposit, shall be made payable to P6/Griffith 8609 Westwood, LLC, PO Box 71238, Philadelphia, PA 19176.

4. BASIC RENTAL ESCALATION.

The Basic Rental shall be increased annually, effective on each anniversary of the first (1st) day of the first full month after the Commencement Date during the term hereof if the Commencement Date is on a day other than the first (1st) day of the month, or on the anniversary of the Commencement Date if the Commencement Date is on the first (1st) day of the month, by an amount equal to two and three-quarters percent (2.75%) of the escalated Basic Rental then in effect, payable as follows:

Months Following Commencement Date	Basic Rental per Sq. Ft.		Monthly Basic Rental		Annualized Basic Rental
1 – 3	N/A	*	N/A	*	N/A	*
4 – 12	$33.50		$10,583.21		$126,998.50
13 – 24	$34.42		$10,874.25		$130,490.96
25 – 36	$35.37		$11,173.29		$134,079.46
37 – 39	$36.34		$11,480.55		$137,766.65

*	Reflects monthly Basic Rental abatement during this period, so long as Tenant is not in default under the Lease beyond any applicable notice and cure period.

5. SECURITY DEPOSIT.

The Security Deposit, which shall be paid upon execution of this Lease, shall be held by Landlord without liability for interest and not in trust or in a separate account, as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as Additional Rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease including payment of Basic Rental, Additional Rent, and accrued but unpaid late charges. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such deposit.

6. LANDLORD’S OBLIGATIONS.

(a) Subject to the limitations hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises and is not in breach of, or default under, this Lease, to furnish to Tenant: (i) facilities to provide potable water at those points of supply both within the Premises (if any) and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator and janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Heating, ventilation and air conditioning requirements and standards under this Lease shall be subject, however, to such binding regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall be solely responsible for all repairs and maintenance within the Premises, and shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to any public or common areas caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities.

(b) If Landlord, to any extent, fails to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

(c) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning (“HVAC”) furnished outside Landlord’s normal operating hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, 9:00 a.m. to 1:00 p.m., Saturday, excluding holidays, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at the Building standard hourly rate as may be charged from time to time (currently Forty and 00/100 Dollars ($40.00) per hour per floor).

(d) Landlord may, at any time in its sole discretion, require separate metering or submetering for gas, electric power or for any other utility service required by Tenant if such service is deemed by Landlord to be in excess of Building standard usage, in which case the cost of installing such metering shall be at Tenant’s sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in excess of its normal and customary usage, as metered.

(e) Landlord shall, at its expense, display Tenant’s name and suite number on the directory in the lobby of the Building; provided, however, that any subsequent changes to the Tenant’s name on the directory shall be made at Tenant’s sole cost.

(f) Notwithstanding anything to the contrary contained in this Lease, if, due to Landlord’s negligence, (i) any of the services for which Landlord is responsible are not furnished to the Premises for seven (7) or more consecutive business days, and (ii) the Premises or a material portion thereof are rendered untenantable due to the Landlord’s failure to deliver such services, then commencing with the eighth (8th) business day of such interruption, the monthly Basic Rental shall be equitably abated until the Premises (or portion thereof) are again tenantable.

7. IMPROVEMENT OF THE PREMISES.

(a) Landlord shall deliver, and Tenant shall accept, the Premises in its “as is” condition as of the Commencement Date; provided, however, Landlord, at its sole cost and expense, shall (i) provide and install one (1) new dishwasher and one (1) new full sized refrigerator in the Premises; and (ii) shall construct an IT closet with two (2) Quad outlets for Tenant’s equipment, in the location reflected on Exhibit A. Tenant understands that Landlord may perform all or a portion of the foregoing work after the Commencement Date.

(b) Notwithstanding anything to the contrary contained herein, the parties recognize and agree that, while Landlord and the Landlord’s contractor (hereinafter, the “Contractor”) will coordinate with Tenant to obtain the use and occupancy permit, it is the Tenant’s sole responsibility to obtain such use and occupancy permit for the Premises. Within five (5) business days of receipt of such use and occupancy permit, Tenant shall deliver a copy thereof to Landlord.

8. OPERATING EXPENSES.

(a) Commencing on the first (1st) day of the thirteenth (13th) full calendar month following the Commencement Date, and on the first day of each calendar month thereafter during the remainder of the term of this Lease, Tenant shall pay as Additional Rent Tenant’s Proportionate Share of an amount equal to the excess (“Excess”) (if any) from time to time by which the Basic Cost in any calendar year exceeds the Base Year Stop. Landlord shall make a good faith estimate of the Excess for each upcoming calendar year and Tenant shall be required to pay the monthly payment of such Additional Rent equal to one-twelfth (1/12) of such estimate. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under this Section for the Excess will vary from Landlord’s estimate previously given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Excess, and subsequent payments by Tenant for such Excess shall be based upon such revised estimate.

(b) Within a reasonable time after the close of each calendar year during Tenant’s occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Cost for the previous year. If the total of the monthly installments paid by Tenant is less than Tenant’s total annual obligation for the Excess, Tenant shall within thirty (30) days of invoice pay the difference upon receipt of Landlord’s annual statement. Any overpayment shall be credited to Tenant’s obligation for the next succeeding period or other amounts due and payable under this Lease, unless the Lease has been terminated, in which case the Landlord will refund the amount due within thirty (30) days.

(c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect. Upon receipt of Tenant’s notice, Landlord shall provide Tenant with reasonable additional detail concerning the questioned items. Pending the determination of such dispute, Tenant shall pay without delay the full amount of the Additional Rent payable by Tenant in accordance with each such statement that Tenant is disputing. Any overpayment shall be credited, in Landlord’s discretion, to the next installment of operating expenses due, or such other amounts as may be due Landlord under the Lease.

(d) Within sixty (60) days after receiving each annual statement of Basic Costs, Tenant, or an independent, certified public accountant or lease audit expert who is hired by Tenant on a non-contingent fee basis and who is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to Basic Costs for the immediately preceding calendar year. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit strictly confidential. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of Basic Costs or Tenant’s Proportionate Share of Basic Costs exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Tenant’s Proportionate Share for Basic Costs due hereunder. All costs and expenses of any such audit or audited statement shall be paid by Tenant unless the audit or audited statement determines that the amount overpaid by the Tenant exceeds the amounts properly due by more than five percent (5.0%). In such a case, all of the costs of the audit or of the audited statement shall be borne by Landlord (up to $1,500.00) in addition to and not in lieu of the credit of such overpayment to the next monthly payments of Tenant’s Proportionate Share for Basic Costs as set forth above.

9. USE.

Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise, vibrations, fumes, or increase the cost of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents. In the event that there shall be any increase in the cost of insurance on the Building or contents created by Tenant’s acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. Tenant shall not: place an excessive load upon the Premises, the Building or any Building system (or any portion thereof); paint, install lighting or decorations, without Landlord’s prior written consent; or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof.

10. TENANT’S REPAIRS AND ALTERATIONS.

(a) Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant’s agents, employees or invitees. Tenant shall throughout the Lease Term take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant agrees, at Tenant’s sole cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant, in good condition and make all necessary non-structural repairs and replacements except those caused by fire, casualty or acts of God covered by Landlord’s fire insurance policy covering the Building. Such repairs and replacements shall be in quality equal to the original work and installation.

(b) Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises, including changes in locks on doors, plumbing, lighting, wiring or partitions, without the prior written consent of Landlord. All maintenance, repairs, alterations, additions or improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair, alteration, addition or improvement. A copy of insurance certificates evidencing such coverage, and naming Landlord as additional insured, shall be delivered to Landlord prior to the commencement of any work in the Premises or the Building. All work performed by Tenant within the Premises shall conform to Landlord’s requirements as outlined on Exhibit F, a copy of which is attached hereto. Tenant shall promptly pay all contractors for work performed in the Premises. Where Landlord must make repairs due to any acts or omissions by Tenant, Landlord shall have the right, but not the obligation, to perform the work and charge Tenant for the cost of such work, plus 15% administrative costs. If Tenant does any work in the Premises for which the costs are to be reimbursed from a tenant allowance, all contract documents and requisitions submitted by Tenant for reimbursement from such allowance relating to design and construction shall be in the then current AIA format.

(c) At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein, broom clean, and in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. If Tenant shall have vacated the Premises, Landlord may at Landlord’s option re-enter the Premises at any time during the last nine (9) months of the then current term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease. All alterations, additions or improvements made in or upon the Premises by Landlord or Tenant shall be Landlord’s property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord so elects at the time such alterations are approved, Tenant shall remove all alterations, additions, improvements and partitions erected by Landlord or Tenant and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises, except as provided herein. Landlord hereby elects to have any and all computer and/or telephone cables installed by Tenant or which may in the future be installed by Tenant, removed upon the termination of the Lease or upon Tenant’s earlier vacating of the Premises. If Tenant fails to restore the Premises upon Landlord’s request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all reasonable costs and expenses actually incurred by Landlord therefor.

11. ASSIGNMENT AND SUBLETTING.

(a) Neither Tenant nor Tenant’s representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld as provided in subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. At the time Tenant requests Landlord’s consent, it shall provide all documents relating to the assignment or sublease, together with a fee of $1,000.00 for the cost incurred by Landlord for its initial review.

(b) Subject to the provisions of Section 11(c) hereof, it shall not be unreasonable for Landlord to withhold its consent to any assignment or sublease by Tenant, unless (x) in the event of a sublease Tenant satisfies each of the following conditions prior to any such sublease becoming effective; and (y) in the event of an assignment, Tenant satisfies the conditions of subsections (i), (ii), (iii), (iv), (vi) and (viii) prior to any such assignment becoming effective:

(i) Tenant must first notify Landlord, in writing, of any proposed assignment or sublease, at least thirty (30) days prior to the effective date of such proposed assignment or sublease. The notice to Landlord must include a copy of the assignment or sublease and a copy of the proposed assignee’s or subtenant’s financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed assignee or subtenant.

(ii) The assignee or subtenant must have a credit history satisfactory to Landlord (in Landlord’s reasonable judgment).

(iii) Landlord shall not have been involved in litigation with the proposed assignee or subtenant.

(iv) The assignee or subtenant may not propose to change the use of the premises to a purpose other than as stated in Section 9 hereof, may not conduct its business in a manner which, in Landlord’s reasonable judgment, is not appropriate for comparable office buildings in the metropolitan Washington, D.C. area, and may not impose a greater burden than Tenant on the Building’s facilities, parking areas, common areas, or utilities.

(v) The assignee or subtenant may not be a tenant, subtenant, or other occupant of any part of the Building.

(vi) Intentionally Omitted.

(vii) The Tenant may not be in default under this Lease, beyond any applicable notice and cure period, or have committed two events of default hereunder during the previous twelve (12) months, whether cured or not.

(viii) The sublease shall contain the following clause:

“Underlying Lease Agreement. This Sublease and Subtenant’s rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph ____ hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord’s consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant’s performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby.”

(c) Landlord shall have the right, within thirty (30) days after receipt of the notice from Tenant, required under Section 11(b)(i) above, to elect: (i) if Tenant proposes to assign the Lease or sublease fifty percent (50%) or more of the Premises, to terminate this Lease in part or in its entirety, in which event the Lease shall terminate upon the effective date of the proposed assignment or sublease, and Tenant shall vacate the Premises as of such effective date in accordance with the applicable provisions of this Lease; (ii) if Tenant intends to sublet a portion of the Premises, to terminate this Lease only with respect to such portion of the Premises, in which case Tenant shall vacate such portion as provided in subsection (i) above; or (iii) to require Tenant to pay Landlord, within ten (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises

Upon exercise by Landlord of either of the options set forth in subsection (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to terminate this Lease, or any applicable portion thereof, within said thirty (30) day period, Tenant shall have the right, subject to the provisions of subsection (iii) above, to assign the Lease or sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon exercise by Landlord of the option set forth in subsection (iii) above, Tenant covenants and agrees to provide Landlord with annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent or other consideration received by Tenant from its assignee or subtenant(s) during such annual period. If such statement shows Tenant failed to make the full payment to Landlord required by subsection (iii) above, a late charge equal to five percent (5%) of the amount due shall be paid by Tenant to Landlord as Additional Rent, and shall be due and payable by the assignee or Tenant with the monthly installment of rent next becoming due.

(d) The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord’s option, in the event of any default by Tenant under the terms of this Lease.

12. INDEMNITY.

(a) Landlord shall not be liable for, and Tenant shall defend with counsel approved by Landlord (which approval shall not unreasonably be withheld, delayed or conditioned), indemnify and hold harmless Landlord, all stockholders, officers, directors, partners, trustees, beneficiaries and employees of Landlord, mortgagees of the Building and Land and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (i) any injury to or death of any person or damage to or loss of property in the Premises or connected with the use, condition or occupancy of any thereof, (ii) any material breach or violation by Tenant of any of the terms, conditions or provisions of this Lease, (iii) any negligent act or omission, fault, misconduct gross negligence or violation of applicable laws and regulations by Tenant or Tenant’s employees, servants, agents, contractors, subtenants, licensees, concessionaires or invitees, (iv) any hazardous substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Premises, Building or Land, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or Tenant’s employees, servants, agents, contractors, subtenants, licensees, concessionaires or invitees, in violation of Section 46 or otherwise, (v) any construction or other work by Tenant on or about Premises pursuant to Section 10 or otherwise. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant or any other person or entity for loss of any personal property, irrespective of how or by whom caused.

(b) Tenant’s use and occupancy of the Premises, Building and Land and use by all employees, servants, agents, contractors, subtenants, licensees, concessionaires and invitees of Tenant, and all Tenant’s and said parties’ furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, on or about the Premises shall be at Tenant’s and said parties’ sole risk and hazard. Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in the Premises, Building or Land, nor for any interruption in Tenant’s use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, or about the Premises, Building or Land or any other event, occurrence, condition or cause, except only for Landlord’s gross negligence, willful misconduct or violation of applicable law, or to the extent such exoneration of Landlord is prohibited by law. It is Tenant’s responsibility to maintain insurance against any such loss or casualty.

(c) Without limiting anything in this Section 12 or elsewhere in this Lease, Landlord, and Tenant, shall not be liable to the other or any other party for the criminal acts of third parties, whether or not foreseeable.

(d) Landlord hereby agrees to make no claim against Tenant, and will indemnify and save Tenant, its agents, employees and invitees harmless from any claim which shall be made against Tenant by any agent, employee, licensee or invitee of Landlord or by others claiming the right to be on or about the common areas for any injury, loss or damage to person or property occurring upon the common areas, unless due to Tenant’s negligence or willful misconduct.

(e) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for any indirect, incidental or consequential damages of Landlord or any stockholder, officer, director, partner, trustee, beneficiary or employee of Landlord, mortgagee of the Building and Land or any other party having an interest therein, except in connection with a wrongful holdover.

13. SUBORDINATION.

This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, however, within five (5) business days execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. If Tenant does not respond within such five (5) business days, Tenant hereby appoints Landlord as its Attorney-in-Fact to execute any and all such documents on behalf of Tenant. Notwithstanding the foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective and Tenant’s right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord’s mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attornment. Notwithstanding anything to the contrary contained in this Section or the Lease, no mortgagee of the Building or Land shall be liable to Tenant: (i) for the return of or responsibility for the Security Deposit, unless and until such Security Deposit is actually received by said mortgagee, (ii) for any act or omission of any prior landlord (including Landlord); (iii) for any offsets, defenses or counterclaims which Tenant might have against any prior landlord (including Landlord); (iv) for any rent, Additional Rent or advance rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) with respect to the provisions of any amendment or modification of the Lease made without its consent and without written approval; or (vi) required to restore the Building, complete any improvements or otherwise perform the obligations of Landlord under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by such mortgagee of a deed in lieu of foreclosure, in either instances prior to full restoration of the Building or completion of any improvements.

14. RULES AND REGULATIONS.

Tenant and Tenant’s agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building, a copy of which is attached hereto as Exhibit C, and related facilities, as specified in the Rules and Regulations now or hereafter sent by Landlord to Tenant. Landlord shall at all times have the right to change such rules and regulations to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall be responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant.

15. INSPECTION.

Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time, (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

16. CONDEMNATION.

If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain (which may include Landlord’s right to redevelop the Property, Building, parking garage, and/or land), and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building shall occur. If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as is fair and reasonable under all of the circumstances. In the event of any such taking, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive.

17. FIRE OR OTHER CASUALTY.

In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

If (i) the damage is of such nature or extent, in the judgment of Landlord’s architect, that more than two hundred seventy (270) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord’s sole judgment, it is uneconomic to restore or repair the Premises or the Building, as the case may be, Landlord shall so advise Tenant promptly; and Landlord or Tenant, for a period of ten (10) business days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Tenant shall, at its sole expense, insure the value of all leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the damage. If Tenant does not assure or agree to assure payment of the cost or restoration or repair of any such alteration, fixtures or additions as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored so as to be substantially the same as the Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not been made or installed. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within two hundred seventy (270) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of a nature or extent that Tenant’s continued occupancy is substantially impaired, the rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment as determined by Landlord. In no event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant’s personal property located in the Premises.

18. HOLDING OVER.

Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, as partial damages for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Basic Rental, plus Additional Rent, being paid by Tenant as of the termination date and shall not be pro-rated for any partial month of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly provided in this Lease. The foregoing notwithstanding, Landlord, in addition to accepting the daily damages during the period of such holding over, shall be entitled to pursue all remedies at law or equity, including, without limitation, rights to ejectment and damages, and all consequential damages which may result from such holding over.

19. TAXES.

(a) For the purposes of this Section:

(i) The term “Real Estate Taxes” means all taxes (including any rental occupancy taxes or gross receipts tax), rates and assessments, general and special, levied or imposed with respect to the Building and the Land or any portion thereof including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said Building and Land or any portion thereof, and/or Landlord, in substitution of or in addition to real estate taxes presently levied or imposed on immovable property in the jurisdiction where the Building and Land is located, then any such new tax or levy shall be included within the term “Real Estate Taxes”.

(ii) The term “Base Year Real Estate Taxes” means the Real Estate Taxes applicable to the Real Estate Tax year commencing January 1, 2017 and expiring December 31, 2017.

(b) The term “Real Estate Tax Year” means each successive twelve-month (12) period, following and corresponding to the period in respect of which the Base Year Real Estate Taxes are established, irrespective of the period or periods which may currently, or from time to time in the future, be established by competent authority for the purposes of levying or imposing Real Estate Taxes.

(c) Commencing on the first (1st) day of the thirteenth (13th) full calendar month following the Commencement Date, and on the first day of each calendar month thereafter during the remainder of the term of this Lease, Tenant shall pay as Additional Rent each month, in advance, one-twelfth (1/12th) of Tenant’s estimated annual increase in its Proportionate Share for Real Estate Taxes for or attributable to the then current Real Estate Tax Year over the Base Real Estate Taxes (all as defined above). Such payments shall in no way limit Tenant’s annual obligation. If the total of such monthly installments paid is less than Tenant’s total annual obligation, Tenant shall within twenty (20) days of invoice pay the difference upon receipt of Landlord’s annual Real Estate Tax statement. Any overpayment shall be credited to Tenant’s obligation for the next succeeding period or other amounts due and payable under this Lease, unless the Lease has been terminated, in which case the Landlord will refund the amount due within thirty (30) days.

(d) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section and Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall been based, Landlord shall credit to Tenant the appropriate portion of such refund based on the prior payments by Tenant. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its sole and unfettered discretion any Real Estate Taxes without consent or approval of Tenant.

(e) Nothing contained in this Section shall be construed at any time to reduce or give rise to a credit against the monthly installments of rent payable hereunder below the amount stipulated in Section 3 as adjusted pursuant to Section 4 of this Lease.

(f) If the termination of this Lease shall not coincide with the end of the Real Estate Tax Year, then in computing the amount payable under this Section for the period between the commencement of the applicable Real Estate Tax year in question and the termination date of this Lease, the Base Real Estate Taxes shall be deducted from the Real Estate Taxes for the applicable Real Estate Tax Year and, if there shall be a difference, such difference, pro rated on a monthly basis, shall be payable by Tenant to Landlord within twenty (20) days after receipt of a statement of the amount thereof.

(g) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

(h) Real Estate Taxes shall not include: inheritance, gift, transfer, franchise, excise, net income and profit taxes or capital levies imposed on Landlord.

20. EVENTS OF DEFAULT.

The occurrence of any of the following events shall be deemed to be an event of default (“Event of Default”) by Tenant under this Lease:

(a) Tenant shall fail to pay when due any Basic Rental or Additional Rent or other sums payable by Tenant hereunder and such non-payment continues for a period of three (3) days after receipt of notice from Landlord.

(b) Tenant shall fail to strictly comply with or observe Sections 13, 29 and 46 of this Lease.

(c) Tenant shall fail to comply with or observe any other provision of this Lease, and same is not cured within twenty (20) days after Landlord’s written notice thereof; provided, however, that in the event such failure cannot be cured within twenty (20) days, and Tenant has commenced making diligent efforts to cure such default within such twenty (20) days, Tenant shall have an additional twenty (20) days to complete such cure; provided, further, that no such notice shall be required if Tenant was previously given notice for the same or similar default within the past three hundred sixty-five (365) days.

(d) Tenant abandons or vacates the Premises, or removes or attempts to remove Tenant’s goods or property therefrom other than in the ordinary course of business or does not operate or hold the Premises open for business for more than 10 consecutive days or for more than 30 non-consecutive days during any three-month period, without regard to whether Tenant has paid to Landlord in full all rent and charges that may have become due.

(e) Tenant or Guarantor (if applicable) shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant for the purposes of effecting any of the foregoing.

(f) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least thirty (30) days.

21. REMEDIES.

Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

(b) Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all Additional Rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord’s rights and remedies hereunder.

(c) Terminate this Lease, in which event Tenant shall immediately surrender the Premises in the condition required by this Lease to the Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord as Additional Rent on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including the loss of rental for the remainder of the Lease Term.

(d) Without termination of the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and if Landlord so elects, relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay to Landlord on demand as Additional Rent all costs associated therewith, including brokerage fees, advertising, legal fees, costs of tenant improvements and cost to restore premises to re-rentable condition any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

(e) Without termination of the Lease, enter upon the Premises, by force if necessary, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

(f) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid as Additional Rent by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as Additional Rent. Landlord’s proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant’s default.

(g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Neither pursuit of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent (including any partial payment of Basic Rental or Additional Rent) following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term. Tenant’s obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by Landlord pursuant to the foregoing provisions of this Section 21.

(h) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

(i) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant’s right of possession and take possession of the Premises, the provision of this Section 21 operating as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived.

(j) In addition to the foregoing, Landlord may require Tenant to deliver, within five (5) business days of notice, an additional Security Deposit in an amount equal to one (1) additional monthly installment of Basic Rental due as of the date of the default.

(k) Upon Landlord’s receipt of Tenant’s check which is not paid by Tenant’s bank, Tenant shall thereafter pay all amounts due under this Lease either by a certified or cashier’s check.

22. SURRENDER OF PREMISES.

No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

23. ATTORNEYS’ FEES.

In case it should be necessary or proper for Landlord to bring any action under this Lease or to consult with an attorney concerning a default of Tenant hereunder, irrespective of whether such default is later cured, then Tenant shall pay any and all reasonable attorney’s fees, court costs and expenses of Landlord incurred in connection with such enforcement In case it should be necessary or proper for Tenant to bring any action under this Lease and Tenant prevails in such proceeding, Landlord shall pay any and all reasonable attorney’s fees, court costs and expenses of Tenant incurred in connection with such suit,

24. LANDLORD’S LIEN.

In addition to any statutory Landlord’s lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom; and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies therein to Landlord forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the jurisdiction in which the Building is located.

25. MECHANICS’ LIENS.

Tenant shall not permit any mechanics’ lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any such lien Tenant will promptly, and in any event within five (5) days after the filing thereof, satisfy and release of record such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord. If Tenant fails to satisfy or bond off any such claim, Landlord shall have the right to pay such amount and charge Tenant all such costs as Additional Rent, plus 15% administrative costs.

26. INSURANCE.

(a) Minimum Insurance to be Carried. Tenant shall take out and maintain throughout the Term and such further time as Tenant occupies all or any part of the Premises, the following insurance on the Premises:

(i) Fire and Property Damage Insurance. All-risk fire and property damage insurance covering all Tenant’s fixtures, furnishings, equipment, installations, improvements, materials, supplies, inventory, effects and personal property in the Premises, with such additional endorsements as may be necessary to include coverage for vandalism, malicious conduct, floods, water damage, sprinkler damage, damage by the cracking or explosion of or leakage from boilers, pressure vessels and similar apparatus, in an amount equal to the replacement cost thereof.

(ii) General Liability Insurance. Comprehensive general liability insurance indemnifying against all claims and demands for any injury to person or property which may be claimed to have occurred in, on or about the Premises in the amount of at least $2,000,000 combined single limit or such higher amounts as Landlord may reasonably designate from time to time, provided that such higher amounts do not exceed those customarily carried in the Washington, D.C. metropolitan area on property similar to the Premises and used for similar purposes.

(iii) Workmen’s Compensation Insurance. Workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises.

(iv) Employer’s Liability Insurance. Employer’s liability insurance in the same amounts specified above for Tenant’s comprehensive general liability insurance.

(v) Insurance During Construction. At all times during which Tenant undertakes any alterations, installations, improvements, additions or other construction or work on or about the Premises, (i) all-risk builder’s risk insurance in such amount necessary to provide full replacement coverage for the improvements being constructed and (ii) owner’s and contractor’s contingent or protective liability insurance covering claims with respect to such construction, in the same amounts required above for Tenant’s comprehensive general liability insurance. Tenant shall further cause its contractors and subcontractors for any such work to take out and maintain the same workmen’s compensation and employer’s liability insurance as Tenant is required to carry hereunder.

(vi) Automobile Liability Insurance. At all times during which Tenant or its contractors bring or operate motor vehicles on, from or about the Premises, Building or Land, motor vehicle liability insurance on all of Tenant’s and its contractors’ motor vehicles, in the same amounts required above for Tenant’s comprehensive general liability insurance.

(vii) Additional Insurance. Such further insurance in such amounts as Landlord or any mortgagee of the Building or Land may from time to time require, provided that (i) such insurance is, when required, customarily carried in the Washington, D.C. metropolitan area on property similar to the Premises and used for similar purposes, and (ii) such amounts are, when required, not higher than the amounts customarily carried in the Washington, D.C. metropolitan area on property similar to the Premises and used for similar purposes.

(b) General Requirements. All policies required under this Section 26 shall be obtained from responsible companies qualified to do business in the Commonwealth of Virginia and in good standing therein. All such companies must be rated A or higher by A.M. Best, or have a comparable rating from a comparable rating organization, and must otherwise be reasonably satisfactory to Landlord. Landlord and any mortgagee of the Building or Land of which Landlord gives Tenant notice shall be named as additional insureds on all liability policies. Tenant shall furnish Landlord with original certificates and copies of all policies prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Tenant shall also furnish Landlord with reasonable evidence of the timely payment of all premiums for such policies. .

(c) Non-Subrogation Provisions. All property damage insurance which is carried by either party with respect to the Premises, Building or Land, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury. Each party hereby waives all rights of recovery against the other for against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

(d) Landlord’s Insurance. Landlord shall take out and maintain throughout the Term (a) commercial general liability insurance for bodily injury and property damage, insuring against liability occurring in, on, or about the Property, in such amounts as Landlord shall determine or be required to carry by any mortgagee of the Property and (b) all-risk fire and property damage insurance on the Buildings and all fixtures, equipment, and personal property of Landlord (excluding improvements and property required to be insured by Tenant hereunder) and any Landlord Party in the replacement value of the property insured, less a deductible if Landlord so chooses. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as Landlord may deem necessary. The foregoing insurance policies and any other insurance policies carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. The insurance policies required to be maintained by Landlord hereunder may be taken out under a blanket insurance policy or policies covering other premises, property or insureds in addition to the Buildings and the Land, provided such policy or policies otherwise comply with the requirements of this Section 26(d).

27. SUBSTITUTION SPACE.

(a) Landlord shall have the right once during the first twenty-four months of this Lease, including during any renewal or extension hereof, to substitute, instead of the Premises, other space of reasonably comparable size no more than 10% greater or smaller and in the same quality, character, visibility, and ability to accommodate Tenant’s number of employees and furniture and buildout in the Building, hereinafter referred to as “Substitution Space.”

(b) If Landlord desires to exercise such right, it shall give Tenant at least sixty (60) days prior written notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (i) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all intents and purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions and agreements of this Lease shall continue in full force and effect and shall apply to the Substitution Space; and (ii) Tenant shall move from the Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the Premises on and after such effective date; thereafter, during the period of such occupancy, Tenant shall pay rent for the Substitution Space at the above-described rate, whereupon rent shall abate entirely with respect to the Premises.

(c) If Landlord exercises its relocation right, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, supplies, and telephones and telephone equipment from the presently leased Premises to the Substitution Space and for reprinting Tenant’s stationery of the same quality and quantity of Tenant’s stationary supply on hand immediately prior to Landlord’s notice to Tenant of the exercise of this relocation right.

(d) Notwithstanding the foregoing, in no event shall Tenant’s Basic Rent or Tenant’s Proportionate Share increase if the Substitution Space is larger than the Premises; however, Tenant’s Basic Rent and Tenant’s Proportionate Share shall decrease (based on the rentable square footage in the Substitution Space if same is smaller than the Premises.

28. BROKERAGE.

Landlord and Tenant warrant that each has had no dealings with any broker or agent other than Avison Young, agent for Landlord, and Serten Advisors, LLC Tenant’s agent, in connection with the negotiation or execution of this Lease, and each agrees to indemnify the other against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through such party.

29. ESTOPPEL CERTIFICATES.

Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any Interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

30. NOTICES.

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address described in Section 1(q) herein, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when delivered personally (ii) by reputable overnight courier, or (iii) whether actually received or not, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

If to Landlord, at:

P6/Griffith 8609 Westwood, LLC

c/o Griffith Properties

260 Franklin Street

Boston, MA 02110

And to:

P6/Griffith 8609 Westwood, LLC

c/o AEW Capital Management, L.P.

World Trade Center East

Two Seaport Lane

Boston, MA 02110

If to Tenant, at:

The Premises

If and when included within the term “Landlord,” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord; if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

31. FORCE MAJEURE.

Whenever a period of time is herein prescribed for action to be taken by Landlord or whenever Landlord is otherwise obligated to perform hereunder, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

32. SEVERABILITY.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby.

33. AMENDMENTS; WAIVER; BINDING EFFECT.

The provisions of this Lease may not be waived, altered, changed or amended, except by an instrument in writing signed by both parties hereto, and such instrument shall be subject to the approval of any mortgagees, and ground lessors of record. The acceptance of Basic Rental, Additional Rent or other payments by Landlord, or the endorsement or statement on any check, any letter accompanying any check or other tender of Basic Rental, Additional Rent or other payment shall not be deemed an accord and satisfaction or a waiver of any obligation of Tenant, regardless of whether Landlord had knowledge of any breach of such obligation. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

34. QUIET ENJOYMENT.

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

35. LIABILITY OF TENANT.

If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

36. LANDLORD LIABILITY.

Tenant shall look only to Landlord’s estate in the Building and Land (or the proceeds thereof) for the satisfaction of Tenant’s remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant’s leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Building and Land, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s said remedies. Landlord shall not under any circumstances be liable for any indirect, incidental or consequential damages of Tenant. No owner of the Building or Land shall be liable under this Lease except for breaches of Landlord’s obligations occurring while such party owns the Building or Land.

37. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant’s obligations hereunder:

(a) To change the name by which the Building is designated upon two (2) months written notice to Tenant.

(b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible.

(c) To maintain, relocate, erect pipes and conduits through Tenant’s space; provided that, if an to the extent that any such action results in a reduction in the rentable square footage in the Premises, the Base Rental for the Premises shall be adjusted accordingly, commencing with the month during which such reduction is caused.

(d) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(e) To alter, increase, reduce, reconfigure and relocate the common areas.

(f) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

38. FINANCIAL STATEMENTS.

Tenant agrees to provide to Landlord within ten (10) days of request by Landlord but no more than once per year, the most recently completed audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes (“Statements”). Tenant consents that Landlord may release the Statements to Landlord’s subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the sole purpose of, and only as necessary to enable the evaluation by such parties of Tenant’s financial condition with respect to performance under the Lease. Landlord agrees to keep the Statements confidential and to not release the Statements to third parties except as set forth herein. Landlord agrees to sign a commercially reasonable Confidentiality Agreement in connection with Tenant’s provision of any financial statements to Landlord; provided, however, Tenant shall reimburse for Landlord’s actual, out-of-pocket attorney’s fees for reviewing any such Agreement.

39. NOTICE TO LENDER.

If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not exercise any remedies under the Lease without first giving written notice by certified mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord. Tenant shall not be deemed to have received written notice of any mortgage or deed of trust encumbering the Building and/or the Land unless and until Landlord has actually provided such notice to Tenant.

40. MISCELLANEOUS.

(a) Any approval by Landlord and Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

(b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

(c) Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

(d) Time is of the essence as to all provisions of this Lease applicable to Tenant’s obligations hereunder.

(e) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

(f) Notwithstanding anything to the contrary contained in this Lease, if the Lease Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of such date. The sole purpose of this provision is to avoid any interpretation of this Lease as a violation of the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

(g) The terms of this Lease shall be construed in accordance with the laws of the Commonwealth of Virginia.

(h) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

41. ADDITIONAL RENT.

The Tenant shall pay as Additional Rent any money required to be paid pursuant to the provisions of this Lease whether or not the same be designated “Additional Rent”. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as Additional Rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord. Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant’s obligations to pay any and all Additional Rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant’s obligation to pay any and all Additional Rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

42. ENTIRE AGREEMENT.

The Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

43. LEGAL PROCEEDINGS.

Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of this Lease or Tenant’s occupancy of the Premises or Tenant’s right to occupy the same.

44. LAWS AND REGULATIONS.

Tenant agrees at Tenant’s expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises, including, but not limited to, Tenant’s obtaining of all required certificates of occupancy for the Premises.

45. AMERICANS WITH DISABILITIES ACT (“ADA”).

(a) Tenant hereby represents that it is not a public accommodation, as defined in the ADA.

(b) The Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if the measures required outside of the Premises are attributable to Tenant’s alterations to the Premises, outside of the Premises as well. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

(c) Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant’s failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.

(d) Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord’s failure to comply with Title III of the ADA within the common areas.

(e) Notwithstanding the provisions of subsection (b) herein, if (i) Landlord causes alterations or improvements to be made to the common areas of the Building to comply with the ADA, and (ii) such alterations or improvements solely benefit the Premises, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the performance of such alterations or improvements.

46. ENVIRONMENTAL PROTECTIONS.

(a) Notwithstanding the generality of Section 9 above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health (“Environmental Laws”). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Material on, above, beneath or near the Premises, the Building or the Land. As used herein, the term “Hazardous Materials” shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) (“SARA”); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Virginia Waste Management Act, Title 10.1, Chapter 14 of the Code of Virginia; (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

(b) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys’ fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant’s breach of Environmental Laws or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

(c) Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

(d) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

(e) Tenant’s obligations under this Section shall survive the termination or other expiration of this Lease.

47. PARKING.

Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of the Permit Allotment. All such spaces are available on a first-come, first-served, non-exclusive basis, to all tenants in the Building, shall be unmarked and unreserved, and the use thereof shall be subject to such reasonable rules and regulations thereto as Landlord shall promulgate. At such time and under such circumstances as Landlord deems appropriate, Landlord may provide attendant parking or such other system or management of parking as it deems necessary or desirable. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant’s number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant. Tenant shall not use parking for overnight storage of vehicles. Landlord assumes no responsibility and shall not be liable for any vehicle damage or theft to vehicles located in the parking lot, theft of personal property or personal injury sustained by any person in or about the parking lot.    Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to redevelop the parking facility (or the land on which it rests); and, in such event, Landlord shall , at Landlord’s sole expense, parking spaces on Tenant’s behalf in the amount reflected in the Permit Allotment, at a location in reasonable proximity to the Building.

48. REPRESENTATIONS AND WARRANTIES OF TENANT.

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease. Tenant shall re-certify such representations to Landlord periodically, upon Landlord’s reasonable request.

(a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

(c) Tenant is not in violation of any Anti-Terrorism Law; Tenant is not, as of the date hereof:

(i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(iv) neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

49. TENANT’S ACCESS/SECURITY.

Subject to Landlord’s reasonable regulations, Tenant shall have access to the Premises 24 hours per day, 365 days per year, except in the case of an emergency or when the Building may be closed by governmental authorities. Landlord shall provide Tenant with a restricted entry access system for after-hours access to the Building. Upon obtaining Landlord’s prior written consent, Tenant shall be permitted to install its own security system in the Premises; provided, that Tenant shall be solely responsible for maintaining such system and removing the system upon the expiration or earlier termination of the Lease.

50. FITNESS CENTER.

Tenant shall have the non-exclusive right to use the fitness center, locker rooms and shower facilities on the lower level of the Building (the “Fitness Facility”) during normal Building hours. Use of the Fitness Facility will be limited to tenants (including any permitted assignees and subtenants) of the Building and their employees on a non-exclusive basis. Tenant and its employees shall use the Fitness Facility at its own risk and will provide any certifications of waiver of liability as Landlord may request from time to time. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right at any time, in its sole and absolute discretion to cease the operation of all or any portion of the Fitness Facility and thereafter use the space and equipment for any purpose that Landlord determines.

51. OPTION TO RENEW.

Tenant shall have the right to extend the term of this Lease for one (1) additional three (3) year lease term (the “Renewal Term”), upon the following conditions:

a. Tenant has not been in default beyond any applicable notice and cure period, at any time during the Lease Term;

b. Landlord has made a good faith determination that Tenant remains creditworthy;

c. Tenant has not previously assigned the Lease or sublet more than 50% of the Premises;

d. Tenant has delivered to Landlord written notice of its intention to exercise this option, not less than 180 days prior to the end of the Lease Term;

e. All lease terms for the Renewal Term shall be the same as in the Lease, except that the annual Basic Rental and Landlord concessions, if any, for the Renewal Term shall be the then current fair market rental rate for the Premises, as negotiated in good faith between the parties, and there shall be no further option to renew the Lease Term; and

f. If Landlord and Tenant fail to agree as to all terms and sign an Amendment to the Lease extending the Lease Term as provided in this Section at least 120 days prior to the end of the Lease Term, all time periods for Tenant herein being of the essence, then, at Landlord’s option, Tenant’s option to extend the term of this Lease shall lapse and Tenant’s renewal option shall be of no force and effect. The renewal option is personal to Tenant and is non-transferable.

52. RIGHT OF FIRST OFFER.

Beginning on the Commencement Date, Tenant shall have a one-time first right of offer to lease Suite 400-E (the “Additional Space”) in the Building, provided:

a. Tenant is not in default under this Lease beyond any applicable notice and cure period, either at the time Tenant delivers notice that it wishes to exercise this option or at the time Tenant is to take occupancy of the Additional Space;

b. Tenant has not previously assigned the Lease or sublet any part or all of the Premises;

c. Landlord has made a good faith determination that Tenant remains creditworthy;

d. Tenant must lease all of the Additional Space offered;

e. All terms of the lease of the Additional Space shall be upon those terms and conditions as are negotiated in good faith between the parties;

g. Tenant executes an addendum or a new lease for the Additional Space within fifteen (15) days after Landlord’s receipt of Tenant’s notice to lease the Additional Space; and

h. Tenant must deliver notice to Landlord that it wishes to exercise this option prior to the first (1st) anniversary of the Commencement Date of this Lease.

If Tenant fails to comply with each of the above conditions within the time specified, all time periods herein for Tenant being of the essence, then this right of first offer will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the Additional Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the Additional Space is personal to Tenant and is non-transferable.

53. HOLDOVER PENALTIES FOR PRIOR SUBLEASED SPACE.

Tenant is currently occupying other space on the third (3rd) floor (the “Subleased Premises”) of the Building pursuant to a sublease dated November 12, 2015 with Blue Ally, LLC. In the event that Tenant fails to vacate the Subleased Premises on or before October 31, 2017, Tenant shall be liable to Landlord for any and all consequential damages incurred by Landlord as a result of such failure.

54. EXHIBITS.

(i) Exhibit A - Outline of Premises

(ii) Exhibit B - Tenant Acceptance Letter

(iii) Exhibit C - Rules and Regulations

(iv) Exhibit D - Intentionally Omitted

(v) Exhibit E - Intentionally Omitted

(vi) Exhibit F - Landlord’s Requirements for Alterations

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

Tenant:

WITNESS/ATTEST:	Urgent.ly Inc., a Delaware corporation

/s/ Adam Hardt	By:	/s/ Michael R. Skoff [SEAL]
Name: Michael R. Skoff
Title: VP- Finance

Landlord:

WITNESS/ATTEST:	P6/Griffith 8609 Westwood LLC

/s/ Stephen Winsor	By:	/s/ Paul Ketterer
Name: Paul Ketterer
Title: Authorized Signatory

October 16, 2017

xlii

48.	REPRESENTATIONS AND WARRANTIES OF TENANT	27
49.	TENANT’S ACCESS/SECURITY	28
50.	FITNESS CENTER	28
51.	OPTION TO RENEW	29
52.	RIGHT OF FIRST OFFER	29
53.	HOLDOVER PENALTIES FOR PRIOR SUBLEASED SPACE	30
54.	EXHIBITS	30

xliii

FIRST AMENDMENT TO DEED OF LEASE

THIS FIRST AMENDMENT TO DEED OF LEASE (this “Amendment”) is made as of May 31, 2019 (the “Effective Date”), by and between AG-ARC 8609 METRO PLACE, L.L.C., a Delaware limited liability company (“Landlord”), and URGENT.LY INC., a Delaware corporation (“Tenant”).

WHEREAS, by Deed of Lease between P6/Griffith 8609 Westwood LLC, a Massachusetts limited liability company (“Original Landlord”), and Tenant dated October 13, 2017 (the “Lease”), Tenant leases from Landlord certain space in the Building (as defined in the Lease) that is located at 8609 Westwood Center Drive, Vienna, Virginia containing approximately three thousand seven hundred ninety-one (3,791) square feet of rentable area and known as Suite 475 (the “Existing Premises”), as more particularly described in the Lease. All capitalized terms used in this Amendment that are not defined, described, or modified herein shall have the meanings assigned to such terms in the Lease.

WHEREAS, Original Landlord previously assigned its interest in the Lease to Landlord.

NOW, THEREFORE, the undersigned parties agree as follows:

1. Relocation of the Premises; Term.

(a) New Space. Subject to the terms and conditions of this Amendment, the Premises shall be relocated from the Existing Premises to the approximately eight thousand four hundred seventeen (8,417) square feet of rentable area on the eighth floor of the Building known as Suite 810, and which is approximately outlined on Exhibit 1 attached hereto (the “New Space”).

(b) Condition of the New Space. The New Space shall be delivered by Landlord and accepted by Tenant in its existing “as-is,” “where-is” and “with all faults” condition, and Landlord is under no obligation to make or pay for any alterations, decorations, additions, repairs, improvements, refurbishments, or other changes (collectively, “Alterations”) in or to the New Space, the Existing Premises, or the remainder of the Building in connection with this Amendment; except as may be otherwise expressly specified in the Lease (e.g., see Section 6(a) and Section 17 of the Lease); and except that prior to the New Space Lease Commencement Date (defined in Paragraph 1(c) below), Landlord shall, at Landlord’s expense, provide the Landlord’s Relocation Work (defined in Exhibit 2 attached hereto) for the New Space.

(c) New Space Lease Commencement Date; Lease Term. The Lease Term with respect to the New Space shall commence on the earlier of: (i) the date the Landlord’s Relocation Work is deemed substantially complete as determined pursuant to Paragraph 6 of Exhibit 2 attached hereto, and possession of the New Space has been delivered to (or refused by) Tenant, or (ii) the date Tenant commences beneficial use of the New Space (such earlier date being defined herein as the “New Space Lease Commencement Date”); and shall expire on the last day of the ninety-second (92nd) full calendar month after the New Space Lease Commencement Date. Tenant shall be deemed to have commenced beneficial use of the New Space when Tenant either: (1) constructs, performs, or installs any Alterations in or to the New Space, subject to Paragraph 1(d) below; (2) begins to move furniture, furnishings, fixtures, equipment, inventory, or other property into the New Space, subject to Paragraph 1(d) below; or (3) commences business operations from any portion of the New Space. Delivery of the New Space is anticipated on or about the date that is one hundred fifty (150) days after the later of the date of this Amendment or the date the “final plans and working drawings” are approved by Landlord pursuant to Paragraph 3(c) of Exhibit 2; provided, however, if the New Space is not delivered to Tenant by such date, then Landlord shall not have any liability whatsoever, and neither this Amendment nor the Lease shall not be rendered voidable, on account thereof, and the Lease shall continue in full force and effect with respect to the Existing Premises. The immediately preceding sentence notwithstanding, if the New Space is not delivered to Tenant with the Landlord’s Relocation Work substantially complete by the date that is two hundred twenty-five (225) days after the later of the date of this Amendment or the date the “final plans and working drawings” are approved by Landlord pursuant to Paragraph 3(c) of Exhibit 2, then for every day after such two hundred twenty-five (225) day period until the New Space is delivered to Tenant with the Landlord’s Relocation Work substantially complete, one (1) day of Basic Rental for the New Space shall be abated (such day-for-day abatement shall be in addition to, and shall be applied immediately after, the abatement specified in the penultimate sentence of Paragraph 1(e) below). Upon the New Space Lease Commencement Date: (I) Exhibit A of the Lease shall be deemed to be amended by Exhibit 1 attached to this Amendment, and (II) Tenant shall lease the New Space subject to the same terms and conditions applicable to the Existing Premises, except as modified herein.

(d) Early Access. The foregoing in this Paragraph 1 notwithstanding, Tenant shall have the right, at no cost to Tenant (but subject to all the other terms and conditions of the Lease and this Amendment, including without limitation, Tenant’s obligations to maintain insurance), to access the New Space beginning approximately fourteen (14) days prior to the New Space Lease Commencement Date (“New Access Period”) for the limited purposes of inspecting the New Space and installing telephone and computer cabling and Tenant’s moveable furniture, furnishings, fixtures, equipment, and other moveable personal property, and such activities shall not constitute the “beneficial use of the Premises” for purposes of Paragraph l(c)(ii) above (i.e., for the avoidance of doubt, Tenant’s entry upon the New Space during the New Access Period in accordance with this Paragraph 1(d) shall not trigger the New Space Lease Commencement Date). Tenant’s entry upon the New Space during the New Access Period shall not interfere with or delay the performance of the Landlord’s Relocation Work. To facilitate Tenant’s entry upon the New Space during the New Access Period, Tenant shall provide Landlord with at least three (3) days’ prior notice of Tenant’s initial entry during the New Access Period, and thereafter Tenant shall coordinate with Landlord’s representative regarding Tenant’s subsequent entries upon the New Space during the New Access Period. If an uncured monetary Event of Default is then occurring, then at Landlord’s election, Tenant shall not have any right to enter upon the New Space during the New Access Period. The placement of any cabling, furniture, furnishings, fixtures, equipment, or other property within the Premises by Tenant or its Invitees during the New Access Period shall be at Tenant’s sole risk, and Tenant shall be solely responsible for any loss or damage thereto from any cause whatsoever.

(e) Basic Rental. Commencing on the New Space Lease Commencement Date: (i) Tenant shall pay to Landlord Basic Rental for the Premises (i.e., the New Space) based on the Basic Rental rate per square foot of rentable area that is applicable to the Existing Premises on the day before the New Space Lease Commencement Date (as of the Effective Date, such rate is currently thirty-four dollars and forty-two cents [$34.42] per square foot of rentable area per annum, which [if the New Space Lease Commencement Date occurs prior to November 1, 2019] would result in Basic Rental for the New Space in the amount of two hundred eighty-nine thousand seven hundred thirteen dollars and fourteen cents [$289,713.14] per annum); (ii) on every November 1 during the Lease Term (as hereby extended, and as may be further extended) occurring after the New Space Lease Commencement Date, annual Basic Rental shall be increased by two and three-quarters percent (2.75%); and (iii) subject to Paragraph 1(f) below. Tenant shall no longer have any obligation to pay Landlord any Basic Rental for the Existing Premises (for the avoidance of doubt, Tenant shall continue to pay Landlord Basic Rental and all other charges due under the Lease [including, without limitation, Tenant’s Proportionate Share for Basic Cost and for Real Estate Taxes] for the Existing Premises through the day before the New Space Lease Commencement Date). If the New Space Lease Commencement Date is not the first day of a month, then on the New Space Lease Commencement Date, Tenant shall pay Basic Rental for the month in which the New Space Lease Commencement Date occurs, calculated at a daily rate of one-thirtieth (1/30) of a monthly installment of the Basic Rental. Anything to the contrary herein notwithstanding, so long as no uncured Event of Default is then occurring, then the Basic Rental for the first eight (8) full calendar months after the New Space Lease Commencement Date shall be abated; provided, however, if an uncured Event of Default occurs prior to the expiration of the twelfth (12th) full calendar month after the New Space Lease Commencement Date, then all of such abated Basic Rental shall immediately become due from Tenant and payable to Landlord. Nothing herein shall affect Tenant’s liability for Basic Rental with respect to the Existing Premises for any period prior to the New Space Lease Commencement Date.

(f) Existing Premises. Anything to the contrary contained in this Amendment notwithstanding: (i) Tenant covenants to fully vacate the Existing Premises and deliver possession thereof to Landlord in the same condition Tenant would have been required to deliver possession thereof at the expiration of the Lease Term no later than five (5) business days after the New Space Lease Commencement Date (such five [5] business day period being referred to herein as the “Moving Period”), and (ii) after the Moving Period, Tenant shall have no further right or interest in or to the Existing Premises, and if Tenant fails to surrender the Existing Premises to Landlord on or before the expiration of the Moving Period, then the provisions of Section 18 of the Lease (Holding Over) shall be fully applicable to the Existing Premises from the New Space Lease Commencement Date until the date Tenant actually delivers possession of the Existing Premises to Landlord. For the avoidance of doubt, during the Moving Period all of the terms and conditions of the Lease shall remain in full force and effect with respect to the Existing Premises (except that Basic Rental and Tenant’s Proportionate Share for Basic Cost and for Real Estate Taxes shall be abated during the Moving Period, except as specified in clause (ii) of this Paragraph 1 (f)).

(g) Base Year. Effective as of the New Space Lease Commencement Date, the phrase “calendar year 2017” in Sections 1(c) and 1(d) of the Lease shall be deleted and replaced with the phrase “calendar year 2019.” Nothing herein shall affect Tenant’s liability for Tenant’s Proportionate Share for Basic Costs or for Tenant’s Proportionate Share for Real Estate Taxes with respect to the Existing Premises for any period prior to the New Space Lease Commencement Date.

2. Renewal Term. Section 51 of the Lease shall remain in full force and effect, except that: (a) for the avoidance of doubt, the Renewal Term shall apply to only the New Space (and not the Existing Premises); and (b) the phrase “the end of the Lease Term” now refers to the Lease Term as extended pursuant to Paragraph 1(c) above.

3. Early Termination. Tenant shall have the one-time right to terminate the Lease Term as of the last day of the sixty-eighth (68th) full calendar month after the New Space Lease Commencement Date (the “Early Termination Date”), subject to the following terms and conditions. Tenant may exercise such right only if: (a) no uncured Event of Default is then occurring, either when Tenant’s Early Termination Notice (defined below) is given or any time thereafter prior to the Early Termination Date; and (b) Tenant provides Landlord with at least twelve (12) months’ prior written notice (“Early Termination Notice”) that it is exercising the right to terminate accompanied by payment of the Unamortized Amount (defined below). The “Unamortized Amount” shall be fifty percent (50%) of the balance as of the Early Termination Date of a hypothetical loan (the “Hypothetical Loan”). The original principal amount of the Hypothetical Loan shall be the sum of all: abated Basic Rental pursuant to this Amendment; costs of Alterations (including, without limitation, but in particular: the Landlord’s Relocation Work) paid by Landlord in connection with this Amendment; brokerage commissions paid by Landlord with respect to this Amendment; and reasonable legal fees paid by Landlord with respect to this Amendment. Interest shall be deemed to accrue on the outstanding balance from time to time of the Hypothetical Loan at an annual rate of eight percent (8%). For each monthly payment of Basic Rental actually paid by Tenant from and after the New Space Lease Commencement Date, Tenant shall be deemed to have paid to Landlord concurrently that amount which in ninety-two (92) equal installments would fully amortize the original principal amount of the Hypothetical Loan and all interest earned thereon. Anything to the contrary contained in this Paragraph 3 notwithstanding. Tenant shall have no further rights pursuant to this Paragraph 3, as if this Paragraph 3 had not been included in this Amendment, if Tenant assigns the Lease or subleases all or any portion of the New Space.

4. Swing Space.

(a) Landlord grants to Tenant a temporary license (the “License”) to utilize approximately one thousand four hundred sixty-five (1,465) square feet of rentable area located on the first (Is’) floor of the Building and known as Suite 150 (the “Swing Space”). The License and Tenant’s use of the Swing Space shall be subject to all of the terms and conditions of the Lease and this Amendment (including, without limitation, but in particular: Section 9, Section 12, and Section 26 of the Lease), and the additional terms and conditions set forth in this Paragraph 4. Anything to the contrary contained in this Paragraph 4 notwithstanding; if Tenant does not commence occupying the Swing Space within thirty (30) days after the date of this Amendment and such delay is not caused by Landlord, then Tenant’s rights pursuant to this Paragraph 4 shall automatically be of no further force and effect.

(b) The term of the License for the Swing Space shall begin on the Effective Date and shall continue through the expiration of the Moving Period; provided, however, if the New Space Lease Commencement Date does not occur on or before January 15,2020, and if the failure of the occurrence of the New Space Lease Commencement Date by such date is due to reasons outside of Landlord’s reasonable control, then after January 15, 2020, Landlord shall have the right to terminate the License upon no less than fifteen (15) days’ prior written notice to Tenant, unless the parties mutually agree in writing on terms for the continuation of the License for the Swing Space.

(c) Tenant shall not be required to pay Landlord for Basic Rental, Tenant’s Proportionate Share for Basic Costs, or Tenant’s Proportionate Share for Real Estate Taxes for the Swing Space. The immediately preceding sentence notwithstanding, if Tenant continues to occupy the Swing Space after the expiration of the Moving Period, then Tenant shall be responsible for a holdover license fee equal to sixty-eight dollars and eighty-four cents ($68.84) per square foot of rentable area of the Swing Space per annum (the “License Holdover Fee”), and such License Holdover Fee shall be computed and charged to Tenant on a monthly (not daily) basis and shall be payable on the first day of such holdover period and on each monthly anniversary of such first day thereafter during such holdover period until the Swing Space has been vacated. As an example for illustrative purposes only, if the expiration of the Moving Period is November 16, 2019, and if Tenant continues to occupy the Swing Space through December 20, 2019, and if the Swing Space is one thousand four hundred sixty-five (1,465) square feet of rentable area, then the License Holdover Fee would be $16,808.43 (i.e., $68.84 x 1,465 sq. ft. / 12 months x 2 months).

(d) Tenant acknowledges and agrees that: (i) Tenant’s use and occupancy of the Swing Space shall all be at Tenant’s sole risk and expense; (ii) Landlord has granted the License as a temporary accommodation to Tenant; and (iii) Landlord is granting the License to use the Swing Space in its current condition, and AS A MATERIAL PART OF THE CONSIDERATION FOR GRANTING THE LICENSE, TENANT ACCEPTS THE LICENSE TO USE THE SWING SPACE IN ITS THEN-EXISTING “AS IS,” “WHERE-IS,” AND “WITH ALL FAULTS” CONDITION, except that as of the commencement of the term of the License Landlord shall ensure that: (A) the Swing Space complies with applicable Laws for temporary occupancy by Tenant for general office purposes (to the best of Landlord’s actual knowledge as of the date of this Amendment, Landlord has received no notice or information that the Swing Space fails to comply with applicable Laws), and (B) the Swing Space is devoid of stored property, broom clean, and in good order, condition and repair.

(e) Tenant shall not be permitted to make any Alterations in or to the Swing Space. Tenant shall promptly repair any damage to the Swing Space or the Building caused by Tenant or its employees, agents, contractors, owners, officers, directors, subtenants, assignees, licensees, concessionaires, family members, invitees, clients, customers, and guests (collectively, “Invitees”). On or before the expiration of the Moving Period, Tenant shall surrender the Swing Space broom clean and in good order and repair, and in the same general condition as when the License commenced except for ordinary wear and tear (i.e., Landlord shall not have a right to require Tenant to remove any Alterations that existed within the Swing Space when the License commenced).

5. Right of First Offer. Section 52 of the Lease is hereby deleted and shall be of no further force or effect. After the date of this Amendment, if any space on the eighth (8th) floor of the Building that is immediately adjacent to the New Space (“Future Expansion Space”) becomes available, and if at least three (3) years will remain in the then current Lease Term as of the date Tenant is expected to occupy the Future Expansion Space, then Tenant shall have a first right to lease such space on the following terms and conditions. At such time as Landlord elects (but prior to leasing the Future Expansion Space), Landlord shall notify Tenant in writing of the availability of any Future Expansion Space. Tenant shall have a period of five (5) business days thereafter to give Landlord written notice (“Expansion Exercise Notice”) that Tenant is interested in leasing such Future Expansion Space. If Tenant gives such Expansion Exercise Notice, then the parties shall have thirty (30) days after Landlord’s receipt of the Expansion Exercise Notice in which to agree on the market rent for the Future Expansion Space, Among the factors to be considered by the parties in determining such market rent are the general commercial retail rental market in the Tysons Corner area of Fairfax County, Virginia, and the rental rates being quoted by Landlord to comparable tenants for comparable space in the Building. If during such period the parties agree in writing on such terms and conditions, then they shall promptly execute an amendment to the Lease. If during such period, Landlord and Tenant cannot agree on such terms and conditions, then Tenant’s rights under this Paragraph 5 shall be of no further force and effect with respect to such Future Expansion Space. Anything to the contrary contained in this Amendment notwithstanding: (a) Tenant’s rights pursuant to this Paragraph 5 are subject to the rights of other tenants and occupants under leases, licenses, or occupancy agreements in existence as of the date of this Amendment (and all successors, assigns, subleases, replacements, renewals, extensions, and modifications thereof); (b) Tenant shall not have any rights pursuant to this Paragraph 5 with respect to any space that is unleased as of the date of this Amendment until such space has been leased to a tenant other than Tenant; (c) Tenant’s rights pursuant to this Paragraph 5 are subject to Landlord’s right to renew expiring leases for tenants in the Future Expansion Space pursuant to rights contained in such expiring leases or pursuant to the mutual agreement of Landlord and the applicable tenant; (d) if an uncured Event of Default is then occurring, either when Tenant’s Expansion Exercise Notice is given or any time thereafter prior to the commencement of the Lease Term for the Future Expansion Space, then, at Landlord’s written election, Tenant’s rights pursuant to this Paragraph 5 shah be of no further force or effect; and (e) Tenant shall have no further rights pursuant to this Paragraph 5, as if this Paragraph 5 had not been included in this Amendment, if Tenant assigns the Lease or subleases all or any portion of the Premises.

6. Signage. Upon the terms and conditions set forth in this Paragraph 6, Tenant shall have the right to use a sign panel (the “Sign Panel”) on the existing monument sign for the Building (the “Monument Sign”). During the Lease Term Tenant shall not be obligated to pay Landlord any additional Basic Rental or additional rent on account of the Sign Panel. Except in connection with an assignment of the Lease in accordance with the provisions of Section

11 of the Lease, Tenant may not assign its right to the Sign Panel to any other party without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole discretion. Upon Tenant’s written request given to Landlord after the date of this Amendment, Landlord shall designate a location upon the Monument Sign for the installation of the Sign Panel. If Tenant has not installed the Sign Panel within sixty (60) days after the date of this Amendment, then at Landlord’s written election any time thereafter, Tenant’s right to install the Sign Panel upon the Monument Sign shall be void and of no further force and effect. Landlord shall have no obligation whatsoever for preparing or altering the Monument Sign in any manner to accommodate the Sign Panel. Tenant shall cause the Sign Panel to comply at all times with all applicable Laws. All aspects of the Sign Panel (including, without limitation, the; design, colors, materials, lettering [including font type], appearance, size, shape, fabrication/construction, and lighting/illumination) shall all be subject to Landlord’s review and prior written approval in Landlord’s sole discretion. Tenant shall insure and maintain in good condition and repair (and replace as reasonably determined by Landlord) the Sign Panel. Upon the expiration or earlier termination of the Lease Term, Tenant shall remove the Sign Panel and repair any damage attributable to the Sign Panel or its removal. Tenant shall be solely responsible for all costs and expenses for the fabrication/creation, installation, use, operation, repair, maintenance, removal, and (if applicable) replacement of the Sign Panel (including, without limitation, but in particular, any costs and expenses for or relating to: any permits/approvals; insurance; and compliance with applicable Laws); except that if Landlord elects in its sole discretion to relocate the Sign Panel upon the Monument Sign, then Landlord shall pay for the cost of relocating the Sign Panel. Anything to the contrary contained in this Paragraph 6 notwithstanding: (a) if an uncured Event of Default occurs during the Lease Term, then at Landlord’s written election any time thereafter, Tenant shall have no further rights pursuant to this Paragraph 6, and Tenant shall remove the Sign Panel from the Monument Sign within thirty (30) days after Tenant’s receipt of such written election from Landlord; and (b) Tenant shall automatically have no further rights pursuant to this Paragraph 6, as if this Paragraph 6 had not been included in this Amendment, if Tenant assigns the Lease or subleases all or any portion of the Premises.

7. Security Deposit. When Tenant executes this Amendment, Tenant shall pay to Landlord: (a) the amount of thirteen thousand five hundred fifty-nine dollars and fifty-five cents ($13,559.55), which amount constitutes an increase in the Security Deposit (upon Landlord’s receipt of the foregoing amount, the total Security Deposit amount held by Landlord shall be twenty-four thousand one hundred forty-two dollars and seventy-six cents [$24,142.76]); and (b) an amount equal to one (1) monthly installment of the Basic Rental for the New Space (i.e., twenty-four thousand one hundred forty-two dollars and seventy-six cents [$24,142.76]), which amount shall be credited toward the installment of the Basic Rental payable for the ninth (9th) full calendar month after the New Space Lease Commencement Date.

8. Miscellaneous.

(a) The recitals set forth at the beginning of this Amendment are intended to be a material part of this Amendment, and are hereby incorporated into this Paragraph by this reference. Headings are used for convenience only and shall not be considered in construing this Amendment.

(b) To the extent required under applicable Laws to make the Lease and/or this Amendment legally effective, both the Lease and this Amendment shall be deemed to constitute a deed of lease made under seal in accordance with the requirements of the Code of Virginia.

(c) Tenant hereby represents to Landlord that, to the best of Tenant’s knowledge and belief as of the Effective Date, there exists no factual circumstance or condition which, with notice or the lapse of time, or both, would: (i) constitute a default on the part of Landlord, (ii) constitute a defense to the enforcement of the Lease by Landlord or an offset against the Basic Rental, additional rent, or other charges due Landlord under the Lease, or (iii) constitute the basis for a claim or cause of action against Landlord.

(d) Each party represents and warrants that in connection with this Amendment neither it, nor anyone acting on its behalf, has employed, hired, or dealt with any broker, finder, or similar- agent other than Atlantic Realty Associates, Inc. (representing Landlord); CBRE, Inc. (representing Landlord); and Colliers International DC, LLC (representing Tenant) (collectively, the “1st Amendment Brokers”). Landlord agrees to. pay the 1st Amendment Brokers their respective commission and/or fee in connection with this Amendment pursuant to one or more separate agreement(s) by and between Landlord and the Brokers. Each party agrees to indemnify, defend and hold the other party harmless from and against any claims made by any broker, finder, or similar agent (other than the 1st Amendment Brokers) for a commission and/or fee in connection with this Amendment.

(e) Upon full execution of this Amendment, the Lease shall be deemed to include this Amendment. Except as otherwise provided herein, the Lease shall remain in full force and effect.

(f) This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same document. Signatures delivered via fax, e-mail, or other electronic delivery method will have the same binding effect as original signatures. The person executing on Tenant’s and Landlord’s behalf (respectively) warrants due authorization to so act.

[ Signatures appear on the following page. ]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Deed of Lease and affixed their seals hereto as of the date first written above.

LANDLORD:

AG-ARC 8609 METRO PLACE, L.L.C.

	By:	ARC Management, L.L.C.
	Its:	Authorized Agent

		By:	Atlantic Realty Companies, Inc.
		Its:	Manager

			By:	/s/ Stanley M. Barg	[Seal]
			Print Name:	Stanley M. Barg
			Title:	Chief Operating Officer

WITNESS:	TENANT:

URGENT.LY INC

/s/ Michael J. Smith	By:	Michael R. Skoff			[Seal]
Print Name: Michael J. Smith	Print Name:	Michael R. Skoff
	Title:	CFO